Exhibit 4.1

Number: E-[_]	[ ] Shares SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION CUSIP 665859 849

NORTHERN TRUST CORPORATION

a Corporation Organized Under the Laws of the State of Delaware

THIS CERTIFIES THAT [____________], as depositary is the owner of [_____] ([_____]) fully paid and non-assessable shares of Series E Non-Cumulative Perpetual Preferred Stock, without par value, liquidation preference of $25,000 per share, of

Northern Trust Corporation

(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Restated Certificate of Incorporation and the By-laws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED

Countersigned and Registered:

Registrar	(SEAL)	Michael O’Grady
Chairman of the Board, President and Chief Executive Officer

By:
Susan C. Levy
Executive Vice President, General Counsel and Corporate Secretary

IMPORTANT NOTICE

The Corporation will furnish to any shareholder, on request, without charge and in writing, a full statement of the powers, designations and any preferences, conversion and other rights, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Restated Certificate of Incorporation of the Corporation, as amended from time to time, a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Registrar.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common
TEN ENT	- as tenants by the entireties
JT TEN	- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Custodian)		(Minor)

under Uniform Gifts to Minors Act
(State)

Additional abbreviations by also be used though not in the above list.

FOR VALUE RECEIVED, __________ hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

__________ (__________) shares represented by this Certificate and do hereby irrevocably constitute and appoint __________ Attorney to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated: __________, _____ In presence of:_______________	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.